Exhibit 99.3

Undertakings Provided as Part of

Golden West Health Plan, Inc.

Notice of Material Modification Regarding

Proposed Change in Control of Ultimate Parent Company

Golden West Health Plan, Inc. (Golden West) filed a Notice of Material Modification Regarding Proposed Change in Control of Ultimate Parent Company (the Notice of Material Modification). The Notice of Material Modification relates to the transaction described below.

Golden West is a wholly owned subsidiary of WellPoint California Services, Inc., which in turn is a wholly owned subsidiary of WellPoint Health Networks Inc. (WellPoint). By filing the Notice of Material Modification, Golden West seeks the approval of the Department of Managed Health Care (the Department) for the merger (the Merger) of WellPoint with and into an unaffiliated entity, Anthem Holding Corp. (AHC). AHC is an Indiana corporation and is a wholly owned subsidiary of Anthem, Inc. (Anthem), which is the ultimate parent company of a number of Blue Cross and Blue Shield companies that operate outside California.

Upon the closing of the Merger, WellPoint will be merged with and into AHC, with AHC as the surviving entity, and, effective as of the closing of the Merger, the separate corporate existence of WellPoint will cease. As a result, this transaction will result in a change in control of Golden West, which will become an indirect subsidiary of Anthem. Also, at the time of the Merger, Anthem will be renamed “WellPoint, Inc.” The transaction will not cause any other material changes to Golden West or have a material effect on Golden West’s operations. Golden West is an affiliate of Blue Cross of California (“BCC”), a health care service plan regulated by the Department. Golden West is also an affiliate of BC Life & Health Insurance Company (“BC Life”), an insurer regulated by the California Department of Insurance (“CDI”).

To demonstrate continued compliance with the Knox-Keene Health Care Service Plan Act of 1975, California Health and Safety Code sections 1340 et seq. (the Knox-Keene Act) following implementation of the changes proposed in the Notice of Material Modification as amended, Golden West executed and filed undertakings as a part of the Notice of Material Modification.

On August 3, 2004, the Department issued an Order of Approval (S-04-1291) for the Notice of Material Modification (“Approval Order”) conditioned upon the Undertakings executed August 2, 2004 (“August 2 Undertakings”). On November 8, 2004, the CDI approved the Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer filed by Anthem with respect to BC Life. BC Life also will become an indirect subsidiary of Anthem as a result of the Merger.

Due to changes in the information filed with this Department in the Notice of Material Modification arising from the November 8, 2004 approval by the CDI, Golden West and the other parties hereto amend the August 2 Undertakings. These amended Undertakings shall supersede the August 2 Undertakings and the Approval Order shall be superseded by an updated Order of Approval conditioned upon these amended Undertakings, which shall be incorporated by reference into the updated Order of Approval. These undertakings include appropriate assurances regarding Golden West’s continuing fiscal soundness, health care service plan contracts, health care service plan operations, and other matters. These undertakings shall take effect immediately upon the closing of the Merger, except as otherwise specifically indicated. Anthem and AHC each also has executed these undertakings. By doing so, Anthem and AHC each agrees that it will not require, cause or permit Golden West to violate any of these undertakings.

References to “section” are to sections of the Knox-Keene Act and references to “Rule” refer to the regulations promulgated under the Knox-Keene Act which are set forth in title 28 of the California Code of Regulations.

Undertaking 1. Golden West and Anthem undertake the following:

a)	All of the change in control severance payments and retention bonus payments payable by reason of the Merger under the terms of the WellPoint Health Networks Inc. Officer Change in Control Plan and the other arrangements described in pages 69 through 72 of the Joint Proxy Statement/Prospectus of WellPoint and Anthem relating to the Merger dated May 11, 2004 (together, CIC Plan) will be the sole payment responsibility of Anthem;

b)	Anthem will have on hand cash immediately prior the closing of the Merger which is adequate to discharge timely all obligations relating to the Merger which may arise under the CIC Plan;

c)	No amounts relating, directly or indirectly, to the CIC Plan will be the obligation of Golden West;

d)	No such amounts will be charged to or made the responsibility of Golden West, directly or indirectly, under any reimbursement or cost allocation arrangement;

e)	Golden West shall not be responsible for any similar change in control or severance payments owed by Anthem by reason of the Merger to Anthem’s officers, directors, and key management; and

f)	Anthem will have on hand cash immediately prior to the closing of the Merger that is adequate to discharge timely all such obligations of Anthem.

Undertaking 2. Golden West will not declare or pay dividends, make other distributions of cash or property, or in any other way upstream any funds or property to Anthem or any of its affiliates (Affiliate Company Distributions) if such actions would do the following:

a)	Cause Golden West to fail to maintain at all times the greater of the following:

(i)	150% of the minimum tangible net equity (which annualized amount shall be calculated by multiplying the applicable current quarter revenues and expenditures by four) required by Rule 1300.76 of the Knox-Keene Act as in effect as of date of this undertaking (as of December 31, 2003, 150% of minimum tangible net equity was $ 522,216); or

(ii)	the minimum tangible net equity as may be required by section 1374.64 of the Knox-Keene Act; or

(iii)	100% of minimum tangible net equity as may be required following any future amendment to Rule 1300.76 of the Knox-Keene Act, or any successor regulation; or

b)	Result in insufficient working capital or insufficient cash flows necessary to provide for the retirement of existing or proposed indebtedness of Golden West as required by Rule 1300.75.1(a) of the Knox-Keene Act; or

c)	Adversely affect the ability of Golden West to provide or arrange health care services in accordance with the requirements of the Knox-Keene Act or the regulations adopted under the Knox-Keene Act.

For purposes of this undertaking, references in section 1374.64 of the Knox-Keene Act to subdivisions (a)(1), (a)(2), and (a)(3) of Rule 1300.76 of the Knox-Keene Act shall be construed as references to subdivisions (b)(1), (b)(2), and (b)(3) of Rule 1300.76 of the Knox-Keene Act.

Additionally, with respect to Affiliate Company Distributions made in calendar years 2004, 2005 and 2006, Golden West will not make any Affiliate Company Distributions in any such calendar year if they exceed 79% of Golden West’s net income for the year prior to the calendar year of the Affiliate Company Distribution.

For purposes of this undertaking 2, “Affiliate Company Distributions” shall not be deemed to refer to payments made under the terms of any administrative services agreement or tax sharing agreement which has been filed with and received prior approval from the Department.

Undertaking 3. Golden West will not make any Affiliate Company Distributions if such actions would result in Golden West failing to maintain Liquid Assets (as defined) in an amount that equals or exceeds 150% of Golden West’s average monthly Total Expenses (as defined) for the last two consecutive quarters for which financial statements have been filed with the Department immediately prior to the date on which Golden West makes the Affiliated Company Distribution.

For purposes of this undertaking, the following definitions apply:

a)	“Liquid Assets” shall equal the total of cash and cash equivalents (as reported on line 1 of Report #1 – Part A: Assets, as set forth in the Quarterly Financial Report filed with the Department by Golden West), short-term investments (as reported on line 2 of such Report # 1) and restricted assets (as reported on line 12 of such Report # 1); and

b)	“Total Expenses” shall be equal to the amounts reported on line 33 of Report # 2: Revenue, Expenses and Net Worth, as set forth in the Quarterly Financial Report filed with the Department by Golden West. 150% of Golden West’s average monthly Total Expenses (as defined), based on the two most recent Quarterly Financial Reports filed by Golden West with the Department (for the quarter ended December 31, 2003 and for the quarter ended March 31, 2004) was $2,986,380. In each Quarterly Financial Report filed with the Department, Golden West shall include a calculation showing the total Liquid Assets on hand at the end of the calendar quarter covered by such Quarterly Financial Report and 150% of the average monthly Total Expenses incurred during the calendar quarter covered by such Quarterly Financial Report and the immediately preceding calendar quarter.

Undertaking 4. Golden West will not take any of the following actions without the Department’s prior written approval:

a)	Co-sign or guarantee any portion of any current or future loans and/or credit facilities entered into by Anthem or any of Anthem’s affiliates;

b)	Permit any portion of loans obtained by Anthem or any of its affiliates to be assumed by Golden West;

c)	Allow a pledge or hypothecation of Golden West’s assets or capital stock in any way in connection with any current or future loans of Anthem or any of its affiliates; or

d)	Borrow any funds or otherwise incur any indebtedness for the purpose of making any Affiliate Company Distribution, except any Affiliate Company Distribution that is made in compliance with Undertaking 2 above, or a payment made pursuant to a written agreement between or among Golden West or its affiliates.

Anthem’s affiliates include but are not limited to AHC.

Undertaking 5. Golden West, Anthem, and AHC undertake that premiums payable by Golden West subscribers and enrollees will not increase as a result of the Merger, and Anthem and AHC will provide a written commitment, addressed to the Director of the Department and executed by Anthem’s and AHC’s Chief Executive Officers, expressly to that effect. In order to demonstrate and assure compliance with this undertaking and commitment, which will remain in effect during the Merger Debt Period (as defined below), Golden West, Anthem and AHC will provide annual written certifications to the Department on the anniversary date of the Merger that:

(1) Golden West’s practices and methodologies for determining premium rates after the Merger have not varied from Golden West’s pre-Merger practices and methodologies;

(2) No debt rating factor relating to the indebtedness that Anthem has incurred to finance Anthem’s cash requirements for the Merger has been included as part of such post-Merger practices and methodologies;

(3) Golden West’s practices and methodologies for determining products and benefit designs after the Merger have not varied from Golden West’s pre-Merger practices and methodologies;

(4) Anthem has paid all executive change in control severance payments and retention bonus payments made during the period of the certification by reason of the Merger as provided in Undertaking 1 above and, as represented in the Notice of Material Modification, the transaction expenses of the Merger have not been borne by Golden West;

(5) Anthem had cash on hand immediately prior to the closing of the Merger that was adequate to discharge all obligations relating to the Merger and payable to officers and directors of Anthem and WellPoint, as required by Undertaking 1 above;

(6) Golden West’s dividends have not exceeded the limitations in Undertakings 2 and 3 above; and

(7) Golden West has filed with the Department each year an actuarial memorandum that certifies that no portion of the cost components of any premium rate charged for any individual or small group product offered in California by Golden West includes a charge related to the financing of the Merger. Golden West shall also certify annually to the Department (1) that no portion of the cost components of any rate or fee charged for any large group product offered in California by Golden West includes a charge related to the financing of the Merger, (2) that no portions of the copayments, deductibles or similar features of any Golden West products includes a charge related to the financing of the Merger and (3) in the event there were reductions in the level of reimbursement of Golden West health care providers, as defined in Health and Safety Code Section 1345(i), such reductions were not attributable to the payments described in (4) above.

The practices of Golden West contemplated by this Undertaking 5 which are in effect at the date of these amended Undertakings do not vary from such practices of Golden West in effect prior to the date of the Approval Order. For purposes of this Undertaking 5, increases in “premiums” shall be deemed to mean amounts, such as copayments, deductibles and coinsurance amounts, expended by subscribers and enrollees to receive coverage.

The Department may, in addition to the activities described in Undertaking 14 below, audit or examine Golden West and its books and records with respect to the foregoing certifications, to the extent deemed necessary or desirable at the discretion of the Director of the Department.

For purposes of these Undertakings, “Merger Debt Period” means the period beginning with the closing of the Merger and thereafter ending on the later of (1) the date three years following the closing of the Merger, or (2) the date when Anthem has made all aggregate principal payments in respect of its or WellPoint’s consolidated indebtedness equal to the aggregate principal amount of indebtedness incurred by Anthem to finance its cash requirements for the Merger (“Merger Related Indebtedness”), excluding, however, any principal payments that are “Refinancings” of Merger Related Indebtedness. A principal payment will be deemed to be a Refinancing of Merger Related Indebtedness if and to the extent that (x) Anthem borrows funds within thirty days before or after the date of the principal payment of Merger Related Indebtedness, and (y) the proceeds from the other borrowing are not specifically used for an identified purpose other than payment of Merger Related Indebtedness.

Undertaking 6. Golden West shall renew and shall not terminate any group or individual health care service plan contract prior to the expiration of its term, except as otherwise expressly permitted under the Knox-Keene Act, including sections 1357.11, 1357.53, 1357.54, 1358.8, 1358.17,1365, 1366.27, 1373.6 and 1399.810 and Rules 1300.65 and 1300.67.4 of the Knox-Keene Act.

In addition, for a period of three (3) years following the effective date of the Merger, should Golden West withdraw a health benefit plan from the market or cease to provide or arrange for the provision of health care services for new individual, small group, or large group health benefit plans in the State, if an enrollee then enrolled in an affected health benefit plan has a pre-existing condition and still has time remaining before s/he may receive treatment/therapy for that condition, Golden West will waive the remaining time requirements for the pre-existing condition exclusion if the enrollee enrolls in another Golden West health benefit plan, or a

California affiliate of Golden West, within the time requirements for eligibility for that Golden West health benefit plan, as provided in the Knox-Keene Act or as otherwise offered by Golden West if Golden West decides to offer a longer period for eligibility.

Should Golden West cease to provide or arrange for the provision of health care services for individual, small group, or large group health benefit plans in this state, any affected health benefit plan shall remain in effect and shall not be cancelled or not renewed by Golden West (except as expressly permitted under the Knox-Keene Act), until the first renewal date for that health benefit plan that occurs on or after the expiration of the 180 days notice required under the Knox-Keene Act or any such additional time as the applicable subscriber contract may specify.

If Golden West ceases to write, issue, or administer new group or individual health benefit plans in California, affected former subscribers of Golden West will be provided the opportunity to elect continued coverage under the most nearly comparable health benefit plan (benefits, services, and terms) from BCC, BC Life or other California insurers affiliated with BC Life, with no underwriting as to the new health benefit plan for any health status related factors.

This Undertaking shall apply to other health care service plans doing business in California which are affiliates of Golden West with regard to actions taken by such affiliated health care service plans in California.

Undertaking 7. An important premise of the approval of the Merger is that after the effective date of an Order of Approval for the change of control of Golden West arising from the Merger, and provided that the Merger is consummated, Golden West will continue its historic role in serving the California marketplace, and its same marketplace approach.

Accordingly, after the effective date of an Order of Approval for the change of control of Golden West arising from the Merger, and provided that the Merger is consummated, Golden West will maintain its efforts in offering and renewing individual and small group products on the same basis as prior to the effective date of an Order of Approval for the change of control of Golden West arising from Merger, assuming the same market, economic and other conditions that currently exist.

Golden West advises the Department that the conditions it considers relevant under this Undertaking 7 include, but are not limited to: the reimbursement and compensation Golden West receives; the scope and nature of services it must provide; the nature and adequacy of its provider network in any relevant service area; the structure, composition and reimbursement payable to the health care providers supporting Golden West’s provision of products and services; and the substantive impact to the competitive environment resulting from changes in the legislative and regulatory framework applicable its operations or to individual or small group products.

Undertaking 8. After the Merger, Golden West will maintain its organizational and administrative capacity, and unless the Department otherwise grants prior approval in writing, Golden West will maintain the following non-exclusive list of functions in California:

a)	Clinical decision-making and California dental and vision policy development, including: a Chief Dental Officer, Chief Vision Officer and other persons responsible for and having discretion with respect to health plan dental and vision matters under the Knox-Keene Act, and the clinical personnel responsible for California dental and vision decision-making and California dental and vision policy;

b)	Golden West’s prior authorization and referral system;

c)	Golden West’s enrollee grievance system (including any appeal system);

d)	Golden West’s Independent Medical Review process (including the review process for experimental treatment;

e)	Golden West’s Provider Dispute Resolution Mechanism process; and

f)	Golden West’s accounting and finance personnel and activities performed by such personnel.

These aforementioned functions shall be conducted in conformance with California standards, including timeframes, as required by the Knox-Keene Act. Golden West confirms to the Department that it intends to utilize the current leased premises in Camarillo, California, to occupy and serve as Golden West’s headquarters and to perform Golden West health plan operations (recognizing that those operations are also performed at other California locations) and carry out other related activities.

Undertaking 9. Golden West agrees that it shall not remove, require the removal, permit, or cause the removal of Golden West’s books and records, as defined in the Knox-Keene Act, from California before filing a Notice of Material Modification and receiving the written approval from the Department in accordance with the Knox-Keene Act. Further, Golden West agrees, that notwithstanding any failure or omission on its part, or that of an affiliate, to maintain Golden West records in California, Golden West agrees that it shall return to California, as may be required by the Department, within the timeframe specified by the Department, any such Golden West books and records that have been removed from California without the Department’s express, written permission.

Undertaking 10. After the effective date of any Order of Approval for the Merger, and provided the Merger is consummated, if the reimbursement rates or methods for reimbursement under its administrative services agreement(s) with WellPoint, Anthem or any of their affiliates are changed, or if Golden West decides to amend, change, terminate or replace its administrative services agreement(s) with WellPoint, Anthem or any of their affiliates, Golden West will file the changes with the Department in a Notice of Material Modification in accordance with the requirements of the Knox-Keene Act and not implement such changes until after the Department has issued an Order of Approval for such changes.

Undertaking 11. After the effective date of any Order of Approval for the Merger, and provided the Merger is consummated, if Golden West decides to amend, change, terminate or replace its tax sharing agreements, Golden West will file any changes to those tax sharing agreements with the Department in a Notice of Material Modification in accordance with the requirements of the Knox-Keene Act, and not implement such changes until after the Department has issued an Order of Approval for such changes.

Undertaking 12. Golden West undertakes to participate in the Investment in a Healthy California Program, as described in Exhibit A attached hereto and incorporated herein by reference.

Undertaking 13. During the Merger Debt Period, Golden West shall file annually with the Department a report demonstrating compliance with each of the undertakings set forth herein and describing what it believes to be the benefits to Californians that have ensued from the Merger. Such reports are in addition to, and do not supersede, any other reports the Director may require pursuant to the Knox-Keene Act, including reports related to a financial examination or a medical survey conducted pursuant to sections 1382 and 1384 of the Knox-Keene Act.

Undertaking 14. Golden West undertakes to promptly pay for the costs arising from the activities of the Department, including any necessary out-of-state travel, in verifying and auditing compliance by Golden West with each of the undertakings set forth herein. Such activity will be conducted, at the Department’s discretion, in addition to any of the surveys, audits, examinations or inquiries required or permissible under the Knox-Keene Act.

Undertaking 15. The undertakings set forth herein shall be enforceable to the fullest extent of the authority and power of the Director of the Department under the provisions of the Knox-Keene Act including all civil, criminal and administrative remedies (such as Cease and Desist orders, freezing enrollment, and assessment of fines and penalties). The enforcement remedies enumerated in this Undertaking 15 are not exclusive and may be sought and employed in any combination deemed advisable by the Director of the Department to enforce these undertakings.

Undertaking 16. Golden West acknowledges and recognizes the concerns expressed by members of the public in the course of the Department’s consideration of this Notice of Material Modification and the Notice of Material Modification of BCC and acknowledges the grounds for disciplinary action by the Director of the Department set forth in Section 1386 of the Knox-Keene Act, specifically Sections 1386(b)(7) and (9) of the Knox-Keene Act, in the event that inappropriate actions or conduct by Golden West were to occur.

Undertaking 17. Golden West and Anthem undertake to promptly provide the Department with copies of the written agreement of the executive officers of WellPoint and Golden West referred to in correspondence to the Department dated July 23, 2004 and which correspondence shall be deemed to be incorporated herein by reference.

Undertaking 18. If specifically requested to do so by the Department, Golden West undertakes to provide to the Department reports regarding Golden West’s incurred-but-not-reported claim liabilities on the same basis as such reports are described in BCC’s undertakings to the Department dated November 23, 2004.

Undertaking 19. The undertakings set forth herein shall be subject to the following terms and conditions:

a)	Binding Effect. The undertakings set forth herein shall be binding on Anthem, AHC and Golden West and their respective successors and permitted assigns. If Anthem, AHC or Golden West fail to fulfill their obligations to the Department as provided under the undertakings set forth herein, Anthem, AHC and Golden West stipulate and agree that the Department shall have the authority to enforce the provisions of these undertakings in a California court of competent jurisdiction.

b)	Governing Law. The undertakings set forth herein and their validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the State of California.

c)	Invalidity. In the event any undertakings or any portion of any undertaking set forth herein shall be declared invalid or unenforceable for any reason by a court of competent jurisdiction, such undertaking or any portion of any undertaking, to the extent declared invalid or unenforceable, shall not affect the validity or enforceability of any other undertakings and such other undertakings shall remain in full force and effect and shall be enforceable to the maximum extent permitted by applicable law.

d)	Duration. Unless otherwise specified, the undertakings set forth herein shall become effective upon the effective date of the Merger, and except as to those provisions of the undertakings that contain separate termination provisions, shall remain in full force and effect until terminated by Anthem, AHC and Golden West with the written consent of the Department.

e)	Third Party Rights. Nothing in the undertakings set forth herein is intended to provide any person other than Anthem, AHC, Golden West and the Department and their respective successors and permitted assigns with any legal or equitable right or remedy with respect to any provision of any undertaking set forth herein.

f)	Amendment. The undertakings set forth herein may be amended only by written agreement signed by Anthem, AHC and Golden West and approved or consented to in writing by the Department.

g)	Assignment. No undertaking set forth herein may be assigned by Anthem, AHC or Golden West in whole or part without the prior written consent of the Department.

h)	Specific Performance. In the event of any breach of these undertakings, Anthem, AHC and Golden West acknowledge that the State of California would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that Anthem, AHC and Golden West will waive the defense in any action for specific performance that a remedy at law would be adequate, and the Department should be entitled to seek an injunction or injunctions to prevent breaches of the provisions of these undertakings and to seek to enforce specifically the terms and provisions hereof. The Department’s right to seek an injunction does not supersede the remedies available to the Director described in Undertaking 15.

Undertaking 20. In addition to the undertakings executed above, Golden West reasserts and reaffirms each and every undertaking in existence prior to the execution of this document, and agrees to abide by and conform to each and every prohibition and condition, unless specifically superseded by the undertakings executed below.

Date: November 23, 2004	/S/ THOMAS C. GEISER
	Print Name:	Thomas C. Geiser
	Print Title:	Secretary
Golden West Health Plan, Inc.

Date: November 23, 2004	/S/ THOMAS C. GEISER
	Print Name:	Thomas C. Geiser
	Print Title:	Secretary
WellPoint Health Networks Inc.

Date: November 23, 2004	/S/ DAVID R. FRICK
	Print Name:	David R. Frick
	Print Title:	EVP, Chief Legal & Administrative Officer
Anthem, Inc.

Date: November 23, 2004	/S/ DAVID R. FRICK
	Print Name:	David R. Frick
	Print Title:	EVP, Chief Legal & Administrative Officer
Anthem Holding Corp.